John Q. Doyle
President and Chief Executive Officer

Marsh McLennan
1166 Avenue of the Americas
New York, NY 10036
T +1 212 345 5000
www.mmc.com

February 22, 2024

Martin South
Hand Delivery

Subject: Terms of Employment

Dear Martin,

This first amendment to the Letter Agreement, dated December 1, 2021, between you and Marsh & McLennan Companies, Inc. (the “Letter Agreement”), revises the terms and conditions of your employment as President and Chief Executive Officer of Marsh and Vice Chair, Marsh McLennan. The Letter Agreement will continue to govern your employment except as specified below:

1.This position reports to the President and Chief Executive Officer of Marsh & McLennan Companies, Inc. (“Marsh McLennan”).
2.Exhibit A to the Letter Agreement shall be deleted and replaced in its entirety with the attached Exhibit A.

The terms of this amendment are effective as of February 22, 2024. Please acknowledge your agreement with the terms of the Letter Agreement, as further amended by this third amendment, by signing and dating this and the enclosed copy and returning one to me.

Sincerely,

/s/ John Q. Doyle

John Q. Doyle
President and Chief Executive Officer
Marsh McLennan

Accepted and Agreed:

/s/ Martin South_________________
(Signature)

February 23, 2024 _____________
(Date)

February 22, 2024
Martin South

Exhibit A

Board or Committee Memberships	None
Annual Base Salary	$1,000,000 effective as of January 1, 2022.
Annual Target Bonus Opportunity
Bonus awards are discretionary. Target bonus of $2,350,000 commencing with the 2024 performance year (awarded in February 2025). Actual bonus may range from 0% - 200% of target, based on achievement of individual performance objectives, Marsh’s performance and/or Marsh McLennan’s performance as Marsh McLennan may establish from time to tim

Annual Target Long-Term Incentive Opportunity	Long-term incentive awards are discretionary. Target grant date fair value of $2,800,000, commencing with the award made in 2024